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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-7741 of Photran Corporation on Form S-8 of our report dated April 10, 1997, appearing in this Annual Report on Form 10-KSB of Photran Corporation for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
May 5, 1997